Winner Medical Reports First Quarter Fiscal 2011 Results

—Revenue increased by 19.4% over Q4 FY 2010 and 13.2% over Q1 FY2010 to $33.7 million
—Sales to North and South America increased 50.2% YOY
—Reiterates FY 2011 revenue guidance of $138-150 million, representing 20%-30% YOY Growth

SHENZHEN, China, February 10, 2011 /PRNewswire-Asia/ — Winner Medical Group Inc. (Nasdaq: WWIN; “Winner Medical”), a leading manufacturer of medical dressings, medical disposables and non-woven fabric made from 100% natural PurCotton® products in China, today reported consolidated financial results for the first quarter ended December 31, 2010.

Fiscal First Quarter 2011 Results (in millions of USD, except per share data)

	Q1 FY2011	Q4 FY2010	% Change	Q1 FY2010	% Change
Net Sales	$33.7	$28.2	19.35%	$29.8	13.2%
Cost of Sales	$24.2	$19.4	24.74%	$20.4	19.0%
Gross Profit	$9.5	$8.8	7.3%	$9.4	0.5%
Gross Margin	28.1%	31.3%	(10.1)%	31.7%	(11.2)%
Net Income Attributable to Winner Medical Group Inc.	$3.3	$3.1	6.7%	$3.9	(15.1)%
EPS (Diluted)	$0.14	$0.13	7.7%	$0.17	(17.6)%

Mr. Jianquan Li, Chairman and Chief Executive Officer of Winner Medical, commented, “During the first quarter of fiscal year 2011, cotton prices continued to increase and these raw material price increases were shifted to our customers. Early in the quarter, some customers chose to delay purchases and reduced their inventory while monitoring cotton price trends. Starting in November, having depleted the majority of their inventory, our customers increased their purchases again, resulting in December sales being one of the strongest months that Winner Medical has recorded in recent years. I believe the medical dressings and medical disposables markets have now largely accepted the cotton price increases from last year and we expect positive margin and sales growth for the remainder of 2011.”

First Quarter 2011 Unaudited Financial Results

Winner Medical reported net sales of $33.7 million, an increase of 13.2% compared to the same period last year. The increase was mainly attributable to higher average sales prices and increased sales orders from Chinese, North American and South American customers. Export sales to North and South America remained robust, increasing 50.2% year over year, driven by increased orders from American and Brazilian clients who recognized Winner Medical’s high quality products and timely delivery capabilities. Orders in Europe remained stable year-over-year as customers in Sweden increased purchases while clients in Greece and Spain postponed orders as a result of the debt crisis. Sales were up 1.0% in China, with steady improvements in November and December. Strong sales of medical dressings and disposables were offset by lower sales of protective gowns and face masks, which were unusually strong in the first quarter of 2010 due to the H1N1 virus outbreak.

Cost of goods sold increased 19.0% to $24.2 million in the first quarter of fiscal 2011, from $20.4 million in the first quarter of fiscal 2010. Cost of goods sold as a percentage of net revenues were 71.9% and 68.3% for the first quarter in fiscal 2011 and 2010, respectively. This increase was mainly attributable to increased raw material prices. To minimize the impacts brought by increased cotton prices, the Company increased its selling price progressively and purchased cotton futures contracts to hedge against the volatility of cotton prices.

Gross profit increased 0.5% to $9.5 million compared to the first quarter of fiscal 2010. Gross margin decreased to 28.1% as compared to 31.7% in the first quarter of fiscal 2010. The decrease in gross margin was mainly attributable to time lag for customers to accept higher selling prices, especially in the months of October and earlier November 2010, as well as lower sales of protective gowns and face masks, which were unusually strong in the first quarter of 2010 due to the H1N1 virus outbreak.

Selling, general and administrative expenses increased by 13.8% to $6.1 million in the first quarter of fiscal 2011, from $5.3 million in the first quarter of fiscal 2010. Adjusted selling, general and administrative expenses (non- GAAP), which exclude share-based compensation expenses, for the first quarter of fiscal 2011 were $5.8 million, versus $5.0 million for the same period of 2010. The increase was primarily due toincreased of salary and leasing expenses compared to the same period of last year.

The income tax provision for the first quarter of fiscal 2011 was $0.4 million, compared to $0.6 million for the same period in 2010. This decrease was primarily due to a tax deduction accrued in the reporting quarter for the 150% tax deductible preferential policy applicable to Winner Medical’s Research and Development expenses while such an accrual was not made in the same period last fiscal year.

Net income attributable to Winner Medical decreased by 15.1% to $3.3 million, or $0.14 per basic and diluted share, compared to net income of $3.9 million, or $0.18 per basic share and $0.17 per diluted share, for the first quarter of fiscal 2010. The weighted average diluted shares outstanding were 24.1 million, up 7.8% year-over-year. Adjusted net income attributable to Winner Medical Group Inc. (non-GAAP), which excludes non-cash share-based compensation expenses, was $3.6 million for the first quarter of fiscal 2011, a decrease of 14.54% from the same period of 2010. Excluding non-cash share-based compensation expenses, adjusted basic earnings per share (non-GAAP) was $0.15 for the three months ended December 31, 2010, versus $0.19 per share for the comparable period last year, a decrease of 20.75%. The decrease was mainly driven by our customers’ delayed acceptance of increased selling prices and lower high-margin protective products sales, which were unusually strong in the first quarter of 2010 due to the H1N1 virus outbreak.

Balance Sheet

Cash and cash equivalents were $10.9 million as at December 31, 2010 compared to $14.8 million as at September 30, 2010. The Company's working capital as of December 31, 2010 was $45.6 million. Total assets were approximately $132.6 million compared to $119.0 million as of September 30, 2010, while total shareholder’s equity was $110.8 million and $105.9 million in the respective periods.

First Quarter 2011 Operational Highlights

PurCotton® Business Update:

PurCotton® sales increased 78.08% during the first quarter of 2011 to $4.5 million as a result of steady wholesale sales of jumbo roll to foreign customers and robust growth of our domestic retail business, which distribution channels include chain stores, online sales and wholesales to large customers in China. Revenue generated from PurCotton jumbo rolls and retail sales were $3.6 million and $0.9 million in the first quarter of 2011, respectively.

Gross profit of Winner Medical’s PurCotton retail business for the first quarter of fiscal 2011 was $0.48 million. Net loss for the retail segment was $0.5million in the first quarter of 2011 due to start up expenditures, including market research expenses, product development expenses, leasing fees, salary expenses, and expenditures relative to the Company’s own B2C website development, expenses which were not incurred in the same period of fiscal 2010. PurCotton retail business losses combined with net income from the PurCotton wholesale business results in a net loss of $0.2 million for all PurCotton® product sales. We consider that the loss from PurCotton retail business was caused by the necessary cost of investment in building our retail business and our PurCotton brand.

As of February 10, 2011, the Company owns and operates 29 PurCotton chain stores in first-tier cities all over China, including four in Beijing, the capital of China, four in Shanghai and 21 stores in Guangdong province where the Company’s headquarters is located. Four stores were closed because the Company eliminated those with unsatisfactory performance. During the first quarter of 2011, seven new chain stores were opened, which had limited revenue contribution but did generate start-up expenses for the three months ended December 31, 2010.

In July 2010, the Company opened its first online PurCotton® store at http://purcotton.mall.taobao.com, featuring its entire array of products on Taobao.com, the largest online trading platform in China. In September 2010, the Company also built its own B2C trading website, www.purcotton.com, which is co-branded through its retail stores. The Company will continue to leverage and expand its online platform to drive incremental sales of PurCotton® retail products.

Fiscal Year 2011 Guidance

Winner Medical reaffirms its total revenues in fiscal year 2011 to be in the range of $138 million to $150 million, representing a 20-30% year-over-year increase.

Conference Call

Winner Medical's senior management will host a conference call to discuss its first quarter fiscal year 2011 results and recent business developments.
Date of the conference call: Thursday, February 10, 2011

Time: 08:30 a.m. EST

Dial-in Number:	+1-800-659-1966 (US)
10-800-130-0399 (South China) 10-800-852-1490 (North China) ###-##-#### (Hong Kong) +1-617-614-2711 (International)
Pass code: 19641990

A telephone replay will be available shortly after the conclusion of the call and will be accessible through February 17, 2010 by calling +1-888-286-8010 (US) or +1-617-801-6888 (International); Pass code: 69835750.

About Winner Medical:

Winner Medical is a leading medical disposable products manufacturer in China, with business operations consisting of manufacturing, researching, developing and marketing cotton-based medical dressings and medical disposables, as well as consumer products. The Company has ten wholly-owned operating subsidiaries and three joint ventures, which manufacture tailored medical disposables and dressings, as well as non-woven fabric made from 100% natural cotton.  With a vertically integrated supply chain ranging from spinning fabric to finished goods, the Company provides its customers with a wide range of products, from surgical and wound care to consumer. The Company sells and markets its medical products and 100% natural cotton non-woven jumbo rolls in China and abroad. For nine consecutive years, the Company has been ranked as one of the top medical dressing exporters in China, with the United States, Europe, China and Japan being its most important markets. In addition, the Company distributes finished cotton non-woven consumer products under its own “PurCotton” brand name in China. With more than 20 years of international experience in the medical dressings and disposables field, the Company has a deep market understanding. This provides Winner Medical with a solid foundation, upon which it plans to expand by growing its medical grade 100% cotton retail business. To learn more about Winner Medical, please visit Winner Medical's web site at: http://ir.winnermedical.com.

Forward-Looking Statements:

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding Winner Medical and its subsidiary companies' business strategy, plans and objective and statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although Winner Medical believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Winner Medical's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Winner Medical's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to Winner Medical or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Winner Medical does not assume a duty to update these forward-looking statements.

Non-GAAP Financial Measures

To supplement Winner Medical’s consolidated financial results presented in accordance with U.S. GAAP, Winner Medical uses the following non-GAAP measures: adjusted net income attributable to Winner Medical Group Inc., adjusted earnings per share, adjusted income from operations and adjusted selling, general and administrative expenses. These measures represent net income attributable to Winner Medical Group Inc., earnings per share, income from operations and selling, general and administrative expenses, respectively, as adjusted to exclude share-based compensation expense.

Winner Medical believes that, in conjunction with GAAP financial measures, these non-GAAP measures provide meaningful supplemental information regarding its performance and liquidity and both management and investors benefit from referring to these non-GAAP measures in assessing the Company’s performance and when planning and forecasting future periods. The calculation of these non-GAAP measures allows the Company to compare its operating results with those of other companies without giving effect to expenses related to share-based compensation, which may vary for different companies for reasons unrelated to the overall operating performance of a company’s business.

These non-GAAP measures are not measures of performance under accounting principles generally accepted in the United States (U.S. GAAP). The Company includes them in this press release in order to:

•	improve transparency for investors;
•	assist investors in their assessment of the Company’s operating performance;
•	facilitate comparisons to historical performance;
•	ensure that these measures are fully understood in light of how the Company evaluates its operating results; and
•	properly define the metrics used and confirm their calculation.

These non-GAAP measures are not meant to be considered in isolation or as a substitute for items appearing on the Company’s financial statements prepared in accordance with U.S. GAAP. Rather, the non-GAAP measures should be used as a supplement to U.S. GAAP results to assist the reader in better understanding the operational performance of the Company. The Company recognizes that the usefulness of these non-GAAP measures has certain limitations, including:

•
These non-GAAP measures do not include share-based compensation expense. Because the Company periodically has granted, and expects to continue to grant, options and restricted share awards to its employees, share-based compensation expense is a necessary element of the Company’s costs and ability to generate profits and cash flows. Therefore, any measure that excludes share-based compensation expense may have material limitations.

•	The manner in which the Company calculates these non-GAAP measures may differ from that of other companies, which limits their usefulness as comparative measures.

Management compensates for these limitations by using these non-GAAP measures as comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of its operating performance. Please refer to the non-GAAP reconciliation tables at the end of this press release for a reconciliation of adjusted net income attributable to Winner Medical Group Inc., adjusted earnings per share, adjusted income from operations and adjusted selling, general and administrative expenses to net income attributable to Winner Medical Group Inc., earnings per share, income from operations and selling, general and administrative expenses, respectively, which are the most directly comparable U.S. GAAP financial measures.

    For more information, please contact:
    Company:
     Ms. Huixuan Chen (Fiona)
     Investor Relations Manager
     Winner Medical Group Inc.
     Tel:   +86-755-2806-6858
           +86-755-2813-8888 x691
     Email: investors@winnermedical.com
     Web:   http://ir.winnermedical.com

    Investors:
     Mr. Scott Powell
     HC International, Inc.
     Tel:   +1-917-721-9480
     Email: scott.powell@hcinternational.net
     Web:   http://www.hcinternational.net

Winner Medical Group Inc.
Consolidated Statements of Income and Comprehensive Income
	Three months ended December 31
	2010	2009
	(Unaudited)	(Unaudited)
	US$	US$

Net sales	33,706,318	29,786,805

Cost of sales	(24,225,307)	(20,354,958)
Gross profit	9,481,011	9,431,847

Other operating income, net	336,784	440,463
Exchange difference, net	(117,785)	(24,380)
Selling, general and administrative expenses	(6,056,065)	(5,323,719)

Income from operations	3,643,945	4,524,211
Interest income	34,540	17,872
Interest expense	(45,287)	(53,846)
Equity in earnings of 50 percent or less owned entities	81,285	(30,322)
Income before income taxes	3,714,483	4,457,915

Income taxes	(373,686)	(581,887)
Net income	3,340,797	3,876,028

Net loss attributable to non-controlling interests	(12,553)	44,684
Net income attributable to Winner Medical Group Inc.	3,328,244	3,920,712

Comprehensive income:
Net income	3,340,797	3,876,028
Foreign currency translation difference	1,254,669	(172,924)
Comprehensive income attributable to non-controlling interests	(12,988)	44,735

Comprehensive income attributable to Winner Medical Group Inc.	4,582,478	3,747,839

Net income attributable to Winner Medical Group Inc. per share
- basic	0.14	0.18
- diluted	0.14	0.17

Weighted average common stock outstanding
- basic	24,116,281	22,363,675
- diluted	24,498,551	22,473,167

Winner Medical Group Inc.
Consolidated Balance Sheets

	December 31	September 30
	2010	2010
	(Unaudited)	(Unaudited)
	US$	US$
ASSETS

Current assets:
Cash and cash equivalents	10,896,741	14,818,179
Restricted bank deposits	102,738	285,119
Restricted broker margin account	2,837,655	-
Held-to-maturity investments	1,518,770	1,497,607
Accounts receivable, less allowances for doubtful accounts of US$194,240 and US$230,200 at December 31, 2010 and September 30, 2010, respectively	19,171,843	15,672,446
Amounts due from affiliated companies	2,529	999
Inventories	21,884,067	15,945,101
Prepaid expenses and other receivables	10,640,347	6,929,066
Income taxes recoverable	-	33,974
Deferred tax assets	393,421	428,741
Total current assets	67,448,111	55,611,232
Property, plant and equipment, net	60,934,103	60,110,367
Investment in equity investees	2,241,068	2,159,784
Intangible assets, net	121,760	125,079
Prepaid expenses and other receivables	1,373,149	637,748
Deferred tax assets	523,735	331,785
Total assets	132,641,926	118,975,995

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term bank loans	6,009,912	-
Accounts payable	7,219,825	5,362,155
Accrued payroll and employee benefits	2,807,179	2,393,700
Customer deposits	881,656	687,275
Accrued and other liabilities	3,142,479	3,057,445
Amounts due to affiliated companies	50,153	58,338
Income taxes payable	1,713,575	1,477,212
Total current liabilities	21,824,779	13,036,125

Deferred tax liabilities	43,204	42,699
Total liabilities	21,867,983	13,078,824

Commitments and contingencies	-	-

Stockholders’ equity:
Common stock, par value $0.001 per share; authorized 247,500,000, issued and outstanding December 31, 2010 –24,130,247 shares; September 30, 2010 –23,950,740 shares	24,131	23,951
Additional paid-in capital	40,435,620	40,154,494
Retained earnings	52,058,278	48,730,034
Statutory reserves	4,585,731	4,585,731
Accumulated other comprehensive income	13,556,996	12,302,762
Total Winner Medical Group Inc stockholders’ equity	110,660,756	105,796,972
Non-controlling interests	113,187	100,199
Total equity	110,773,943	105,897,171

Total liabilities and equity	132,641,926	118,975,995

Winner Medical Group Inc.
Non-GAAP Reconciliation

	December 31,
	2010	2009
	US$	US$

Net income attributable to Winner Medical Group Inc. (GAAP)	3,328,244	3,920,711
Share-based compensation	281,306	302,903

Adjusted net income attributable to Winner Medical Group Inc. (Non-GAAP)	3,609,550	4,223,614
Earnings per share (GAAP)
- Basic	0.14	0.18
- Diluted	0.14	0.17
Adjusted earnings per share (Non-GAAP)
- Basic	0.15	0.19
- Diluted	0.15	0.19
Weighted average ordinary shares outstanding
- Basic	24,116,281	22,363,740
- Diluted	24,498,551	22,473,167

	December 31
	2010	2009
	US$	US$
Selling, general and administrative expenses (GAAP)	6,056,065	5,323,721
Share-based compensation	281,306	302,903
Adjusted selling, general and administrative expenses (Non-GAAP)	5,774,760	5,020,818